UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
⌧	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Argan, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

We provide this clarification relating to two matters set forth in the definitive proxy statement of Argan, Inc., filed on May 1, 2023 (the “Proxy Statement”), in connection with its annual meeting of stockholders to be held on June 20, 2023 (“Annual Meeting”).

Under the heading "Voting Rights; Required Vote” included on page 3 of the Proxy Statement, for both the allocation of 500,000 shares of Common Stock reserved for issuance under the 2020 Stock Plan and the Say-on-Pay Vote, the Proxy Statement should state that approval requires the affirmative vote by holders of at least a majority of the shares of Common Stock who attend the Annual Meeting in person, or are represented at the Annual Meeting by proxy and are entitled to vote on the proposal.